SECURITIES AND EXCHANGE COMMISSION
                        Washington D.C.   20549
                     _____________________________

                               FORM 8-K/A

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)   December 13, 1996


                          Berry Petroleum Company
          (Exact name of registrant as specified in its charter)


Delaware                        1-9735                      77-0079387
_______________________________________________________________________
(State or other               (Commission                 IRS Employer
jurisdiction of                File Number)         Identification No.
incorporation)


           28700 Hovey Hills Road,    P.O. Bin X,   Taft, CA  93268
_______________________________________________________________________
                 (Address of principal executive offices)


Registrant's telephone number, including area code   (805) 769-8811
                                                           ________

                                   N/A
_______________________________________________________________________
      (Former name or former address, if changed since last report

     On December 13, 1996, Berry Petroleum Company, a Delaware corporation (the "Company"), purchased certain assets from Exxon Corporation, a New Jersey corporation ("Exxon"), for the aggregate consideration of $49.5 million (net of operations from July 1, 1996). The consideration was paid from the Company's existing working capital and borrowing from the Company's unsecured credit facility with NationsBank of Texas. The effective date of the transaction, as between the parties, was July 1, 1996.

     The assets purchased include all of the outstanding capital stock of San Joaquin Production Company ("SJPC"), a Louisiana corporation, formerly known as the Exxon San Joaquin Production Company. The primary assets of SJPC were all of the stock of the Formax Oil Company, 100% owner of the Formax Properties which includes 200 acres of heavy oil producing properties and other assets associated with heavy oil producing activities. The Formax oil producing properties are located adjacent to the Company's South Midway-Sunset field properties. At closing, these Formax properties were producing about 1,050 barrels per day ("BPD") of heavy (13 degree API) crude oil from 130 wells and had estimated reserves of approximately 20 million barrels.

     The Formax property is subject to a 2-1/2% convertible overriding royalty to certain parties, plus a variable overriding royalty interest ("ORRI") reserved by Exxon on the net revenue interest held by the Company. This ORRI provides for Exxon to receive an annual payment equal to 75% of the posted price applicable for 13 degree API crude oil in excess, if any, of a base price. The base price is defined as $12.70 per barrel for 1996, escalated thereafter at 2% per year.

Item 7.        Financial Statements and Exhibits.

     (a).        Financial Statements.  Included herein.

     (b).        Pro Forma Financial Information.  Included herein.

     (c).        Exhibits.

10.1 Stock Purchase Agreement, dated December 11, 1996, by and between the Registrant and Exxon Corporation, a New
    Jersey corporation.  *

 * Incorporated by reference to the original Form 8K filed on EDGAR December 17, 1996, Accession Number 0000778438-
    96-000023.

                         Berry Petroleum Company

                            FORMAX 8K/A INDEX


Report of Price Waterhouse L.L.P.,                                   4
Independent Accountants

Historical Statement of Revenues and
  Direct Operating Expenses for the Years Ended
  December 31, 1994 and 1995 and for the
  Nine Months Ended September 30, 1995 and 1996                      5

Supplemental Information About Oil & Gas
  Producing Activities (Unaudited)                                   7

Unaudited Pro Forma Financial Information                            9

                    REPORT OF INDEPENDENT ACCOUNTANTS
                   __________________________________

To the Board of Directors and Stockholders of Berry Petroleum Company and Exxon Corporation


We have audited the accompanying statement of revenues and direct operating expenses of the Formax Properties for the years ended December 31, 1994 and 1995. This statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement reflects the revenues and direct operating expenses of the Formax Properties as described in Note 1 and was prepared as described in Note 2 and is not intended to be a complete presentation of the revenues and expenses of the Formax Properties.

In our opinion, the statement audited by us presents fairly, in all material respects, the revenues and direct operating expenses of the Formax Properties on the basis as described in Note 2 to the statement for the years ended December 31, 1994 and 1995.



PRICE WATERHOUSE LLP

Houston, Texas
February 10, 1997

                          THE FORMAX PROPERTIES
                          _____________________

           STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
           ___________________________________________________
                       (in thousands of dollars)


                                 Year ended          Nine-month period
                                 December 31,       ended September 30,
                                _____________       ___________________

                                1994     1995         1995       1996
                                ____     ____         ____       ____
                                                        (unaudited)

Revenues:
  Crude oil revenues          $ 5,280   $ 5,301     $ 4,004     $ 4,401
Direct operating expenses:
  Lease and plant expenses      1,258       994         788         828
  Ad valorem and
    Production taxes              315       570         240         468
                              _______    ______     _______     _______

Excess of revenues over
  direct operating expenses   $ 3,707   $ 3,737     $ 2,976     $ 3,105
                              =======   =======     =======     =======



     The accompanying notes are an integral part of this statement

                          THE FORMAX PROPERTIES
                         ______________________


                   NOTES TO THE STATEMENT OF REVENUES
                     AND DIRECT OPERATING EXPENSES
                     _____________________________


NOTE 1 - THE PROPERTIES:
_______________________

On December 13, 1996, Berry Petroleum Company (the Company) purchased the outstanding stock of San Joaquin Production Company (SJPC), a wholly-owned subsidiary of Exxon Corporation (Exxon) for an aggregate consideration of approximately $49.5 million. The consideration was paid from the Company's existing working capital and borrowing from the Company's unsecured credit facility with NationsBank of Texas. At the time of purchase, the primary asset of SJPC was 100% of the stock of Formax Oil Company (Formax). Formax's only assets were oil producing properties located in the Midway-Sunset Field (the "Formax
Properties") adjacent to the Company's core producing properties.

NOTE 2 - BASIS OF PRESENTATION:
______________________________

Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles have not been presented for the Formax Properties purchased by the Company. Accordingly, historical summaries are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulations S-X. The accompanying historical summaries include the revenues and direct operating expenses attributable to the production and sale of hydrocarbons produced from the Formax Properties for the years ended December 31, 1994 and 1995 and the nine month periods ended September 30, 1995 and 1996. Depreciation, depletion and amortization, interest expense, income tax expense, land, legal, accounting, marketing and other general and administrative expenses are excluded from the presentation.

The revenues and direct operating expenses of the Formax Properties for the nine-month periods ended September 30, 1995 and 1996 presented in the Statement have not been audited by independent accountants; however, in the opinion of management, the amounts present fairly the revenues and direct operating expenses of the Formax Properties for the nine-month periods ended September 30, 1995 and 1996.

The preparation of the historical summaries of revenues and direct operating expenses require management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - RELATED PARTY TRANSACTION:
__________________________________

All oil production from the Formax Properties was sold to the downstream operations of Exxon during the periods presented.

NOTE 4 - SUPPLEMENTAL OIL AND GAS INFORMATION (unaudited):
_________________________________________________________

The following estimates of proved reserves, all located in Kern County, California, represent interests in the Formax Properties purchased by the Company from SJPC. Proved reserves represent estimated quantities of crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

All of the reserves of the Formax Properties are crude oil reserves and the estimates which follow are based on estimates prepared by the Company's in-house engineering staff as of December 31, 1996. The 1994, 1995 and 1996 production, sales and the associated operating costs were added back to the estimates, as appropriate, for presentation of December 31, 1993, 1994 and 1995 reserve estimates.

Changes in estimated reserve quantities
_______________________________________

The net interest in estimated quantities of proved developed and undeveloped reserves of crude oil at December 31, 1993, 1994 and 1995, and changes in quantities during each of the years then ended were as follows (in thousands of barrels)(unaudited):
                                                      As of and for
                                                      the year ended
                                                       December 31,
                                                      ______________
                                                      1994      1995
                                                      ____      ____
Proved developed and undeveloped reserves:
  Beginning of year                                  20,885    20,396
  Less: production                                     (489)     (404)
                                                     ______    ______
  End of period                                      20,396    19,992
                                                     ======    ======
Proved developed reserves:
  Beginning of year                                   7,858     7,369
                                                     ______     _____
  End of period                                       7,369     6,965
                                                     ======     =====

The information presented with respect to estimated future net revenues and cash flows and the present value thereof is not intended to represent the fair value of oil reserves. Actual future sales prices and production and development costs may vary significantly from those in effect at December 31, 1993, 1994 and 1995 and actual future production may not occur in the periods or amounts projected. This information is presented to allow a reasonable comparison of reserve values prepared using standardized measurement criteria and should be used only for that purpose.

Standardized measure of discounted future net cash flows from estimated
______________________________________________________________________
production of proved oil and gas reserves (in thousands of
__________________________________________________________
dollars)(unaudited):
__________________

The standardized measure before income taxes has been prepared based upon the year-end sales prices of $8.25, $12.49 and $13.36 at December 31, 1993, 1994 and 1995, respectively, at a ten percent annual discount rate. No deduction has been made for depletion, depreciation or any indirect costs such as general corporate overhead or interest expense. Future income tax estimates were not included as the historical basis of the Formax properties is not relevant.

                                                        Year ended
                                                        December 31,
                                                      _______________
                                                       1994       1995
                                                       ____       ____

Future cash inflows                                 $ 254,493  $267,027
Future production and development costs                87,872    86,470
                                                     ________  ________

Future net cash flows                                 166,621   180,557
10% annual discount for estimated timing of
  cash flows                                          103,216   107,543
                                                     ________  ________

Standardized measure of discounted future net
 cash flows                                          $ 63,405  $ 73,014
                                                     ========  ========




Changes in standardized measure of discounted future net cash flows from proved oil and gas reserves (in thousands of dollars)(unaudited):

                                                        Year ended
                                                        December 31,
                                                       ______________
                                                       1994      1995
                                                       ____      ____
Standardized measure before income taxes -
  beginning of year                                 $ 30,286  $ 63,405
Sales of oil produced,
  net of production costs                             (3,707)   (3,737)
Accretion of discount                                  3,029     6,340
Net changes in prices and production costs             34,460    11,775
Timing and other                                        (663)   (4,769)
                                                    ________  ________

Standardized measure before income taxes -
  end of year                                       $ 63,405  $ 73,014
                                                    ========  ========

                         BERRY PETROLEUM COMPANY
                         _______________________
               UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
               __________________________________________


The accompanying unaudited pro forma financial statements are presented to reflect the purchase by Berry Petroleum Company (the "Company"), of 100% of the stock of San Joaquin Production Company (SJPC). The primary asset of SJPC was 100% of the stock of Formax Oil Company (Formax). Formax's only assets were producing properties located in the Midway-Sunset Field (the "Formax Properties"). The acquisition closed on December 13, 1996, and was effective July 1, 1996.
Historical information presented for the Formax Properties consists of the Statement of Revenues and Direct Operating Expenses. Certain costs, such as depreciation, depletion and amortization, interest expenses, income tax expenses, land, legal, accounting, marketing and other general and administrative expenses have not been presented. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles have not been prepared.

The unaudited Pro Forma Statement of Operations for the year ended December 31, 1995, and for the nine months ended September 30, 1996, are presented as if the acquisition of the Formax Properties occurred on January 1, 1995 and 1996, respectively. The unaudited Pro Forma Statement of Operations is presented based on adjustments to the historical financial statements of the Company and the Statement of Revenues and Direct Operating Expenses of the Formax Properties and are not necessarily indicative of future operations of the Company. The unaudited pro forma financial statements should be read in conjunction with the notes thereto and the Statement of Revenues and Direct Operating Expenses of the Formax Properties included herein. In addition, reference should be made to the financial statements of the Company included in Form 10K for the year ended December 31, 1995, and included in Form 10-Q for the nine months ended September 30, 1996, as filed with the Securities and Exchange Commission.

                         BERRY PETROLEUM COMPANY
                         _______________________
         PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE YEAR ENDED DECEMBER 31, 1995
                   ____________________________________

Unaudited Pro Forma Financial Information
_________________________________________

The following unaudited pro forma financial information sets forth on a pro forma basis the adjustments which would have been made to the Company's income statement for the year ended December 31, 1995 and for the nine months ended September 30, 1996 assuming the acquisition had occurred as of January 1, 1995 and 1996, respectively:

                             Historical             Pro Forma
                         _________________   ________________________
                         Berry      Formax   Adjustments   Combined
                         _____      ______   ___________   ________
                   (in thousands of dollars, except per share amounts)
Revenues:
  Sales of oil and gas  $ 45,773   $  5,301   $   -          $ 51,074
  Interest and other
   income, net             2,344       -          -             2,344
  Gain on sale of assets   3,073       -          -             3,073
                        ________   ________   ________       ________
                          51,190      5,301       -            56,491
                        ________   ________   ________       ________
Expenses:
  Operating costs         18,264      1,564       -            19,828
  Depreciation,
   depletion and
   amortization            6,847       -           990 (1)      7,837
  Exploratory dry hole
   cost                    2,012       -          -             2,012
  General and
   administrative          4,578       -          -             4,578
  Interest expense                     -         3,000 (2)      3,000
                        ________    _______    _______       ________
                          31,701      1,564      3,990         37,255
                        ________    _______    _______       ________
Net income before
 income taxes             19,489      3,737     (3,990)        19,236
Provision for
 income taxes              7,286       -           (95)(3)      7,191
                        ________    _______    _______       ________
Net income              $ 12,203    $ 3,737    $ 3,895       $ 12,045
                        ========    =======    =======       ========

Net income per share    $    .56                             $    .55
                        ========                             ========
Weighted average number
 of shares of capital
 stock used to
 calculate earnings
 per share                21,932                               21,932
                         =======                             ========

                         BERRY PETROLEUM COMPANY
                         _______________________

         PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                ____________________________________________

                             Historical             Pro Forma
                         _________________   ________________________
                         Berry      Formax   Adjustments   Combined
                         _____      ______   ___________   ________
                   (in thousands of dollars, except per share amounts)
Revenues:
  Sale of oil and gas   $ 38,797   $  4,401   $   -          $ 43,198
  Interest and other
   income, net             1,572       -          -             1,572
                        ________   ________   ________       ________
                          40,369      4,401       -            44,470
                        ________   ________   ________       ________
Expenses:
  Operating costs         12,308      1,296       -            13,604
  Depreciation,
   depletion and
   amortization            5,124       -           721 (1)      5,845
  General and
   administrative          3,622       -          -             3,622
  Interest expense          -          -         2,250 (2)      2,250
                        ________    _______    _______       ________
                          21,054      1,296      2,971         25,321
                        ________    _______    _______       ________
Net income before
 income taxes             19,315      3,105     (2,971)        19,449
Provision for
 income taxes              7,044       -            50 (3)      7,094
                        ________    _______    _______       ________
Net income              $ 12,271    $ 3,105    $ 3,021       $ 12,355
                        ========    =======    =======       ========

Net income per share    $    .56                             $    .56
                        ========                             ========
Weighted average number
 of shares of capital
 stock used to
 calculate earnings
 per share                21,935                               21,935
                         =======                             ========

The Formax Properties are adjacent to the Company's properties in the South Midway-Sunset field in Kern County, California.
The Company plans to implement a capital expenditure program during 1997 of $6.5 million to further develop the reserves with the drilling of 48 new development wells, performing remedial work on a number of existing wells and improving and integrating certain production facilities. With this development program, it is anticipated that the production will begin to increase over the next year and, based upon current oil prices, result in a significant improvement in the Company's operating results beginning in 1997.

                         BERRY PETROLEUM COMPANY
                         _______________________

          NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                               (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF TRANSACTION:
_________________________________________________________

The accompanying unaudited pro forma condensed statements of operations are presented to reflect the acquisition of the Formax Properties. The unaudited Pro Forma Statements of Operations for the year ended December 31, 1995, and the nine months ended September 30, 1996, are presented as if the acquisition of the Formax Properties occurred on January 1, 1995 and 1996, respectively. The pro forma financial statements are presented based on adjustments to the historical financial statements of Berry Petroleum Company (the "Company") and the Statement of Revenues and Direct Operating Expenses for the Formax Properties, and are not necessarily indicative of future operations of the Company.

Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles have not been prepared for the Formax Properties purchased by the Company. Accordingly, historical summaries are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulations S-X. The accompanying historical summaries include the revenues and direct operating expenses attributable to the production and sale of hydrocarbons produced from the Formax Properties for the years ended December 31, 1995 and the nine-month period ended September 30, 1996. Depreciation, depletion and amortization, interest expense, income tax expense, land, legal, accounting, marketing and other general and administrative expenses are excluded from the presentation.

The revenues and direct operating expenses of the Formax Properties for the nine-month period ended September 30, 1996 presented in the Statement have not been audited by independent accountants; however, in the opinion of management, the amounts present fairly the revenues and direct operating expenses of the Formax Properties for the nine-month period ended September 30, 1996.

The preparation of the historical summaries of and direct operating expenses require management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

The aggregate purchase price paid by the Company was approximately
$49.5 million.

The purchase price was paid from the Company's existing working capital and borrowings from the Company's unsecured credit facility with NationsBank of Texas.

NOTE 2 - PRO FORMA ADJUSTMENTS (Unaudited):
__________________________________________

The unaudited Pro Forma Statement of Operations reflects the following adjustments:

(1) To record depreciation, depletion and amortization (DD&A) based upon the Company's basis in the Formax Properties. DD&A was computed under units of production method in the periods presented.

(2) To reflect loss of interest earned on working capital and interest expense on borrowings made to fund the purchase of the Formax Properties.

(3) To record the effect of income taxes on the income of the Formax Properties and the pro forma adjustments, computed at the Company's effective tax rate.

                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 21, 1997                      BERRY PETROLEUM COMPANY
                                                a Delaware corporation


                                                 /s/ Ralph J. Goehring

                                               By:  Ralph J. Goehring,
                                                Chief Financial Officer